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                                                                      EXHIBIT 21

                                SUBSIDIARIES OF
                        GROUP MAINTENANCE AMERICA CORP.
                             AS OF AUGUST 31, 1998

A-ABC Appliance, Inc. (Texas)
A-1 Appliance & Air Conditioning, Inc. (Texas)
A-1 Mechanical of Lansing, Inc. (Michigan)
AA Advance Air, Inc. (Florida)
AA JARL, Inc. (Texas) (dba Jarrell Plumbing)
Air Conditioning and Heating Service, Inc. (Colorado)
Air Conditioning Engineers, Inc. (Michigan)
Air Conditioning, Plumbing and Heating Service Co., Inc. (Colorado) Aircon Energy Incorporated (California)
Airtron, Inc. (Delaware)
Airtron of Central Florida, Inc. (Florida)
All Service Electric, Inc. (Florida)
Arkansas Mechanical Services, Inc. (Arkansas)
Atlantic Industrial Constructors, Inc. (Virginia)
Barr Electric Corp. (Illinois)
Callahan Roach Products & Publications, Inc. (Colorado)
Central Air Conditioning Contractors, Inc. (Delaware)
Central Carolina Air Conditioning Company (North Carolina)
Charlie Crawford, Inc. (Texas)
Clark Converse Electric Service, Inc. (Ohio)
Colonial Air Conditioning, Inc. (Connecticut)
Commercial Air Holding Corp. (Maryland)
Commercial Air, Power and Cable, Inc. (Maryland)
Costner Brothers, Inc. (South Carolina)
Divco, Inc. (Washington)
Dynamic Software Corporation (Maryland)
Evans Services, Inc. (Alabama)
The Fairfield Company (Delaware)
Ferguson Electric Corporation (Delaware)
Gilbert Mechanical Contractors, Inc. (Minnesota)
GroupMAC Holding Corp. (Delaware)
GroupMAC Management Co. (Delaware)
HPS Plumbing Services, Inc. (California)
Hallmark Air Conditioning, Inc. (Texas)
Hungerford Mechanical Corporation (Virginia)
J. D. Steward Air Conditioning, Inc. (Colorado)
Jerry Albert Air Conditioning, Inc. (Texas)
K & N Plumbing, Heating and Air Conditioning, Inc. (Texas)

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Laney's, Inc. (Delaware)
Linford Service Co. (California)
MacDonald-Miller Co., Inc. (Washington)
MacDonald-Miller Industries, Inc. (Washington)
MacDonald-Miller Service, Inc. (Washington)
Masters, Inc. (Maryland)
Mechanical Interiors, Inc. (Texas)
Merritt Island Heat & Air, Inc. (Delaware)
New Construction Air Conditioning, Inc. (Michigan)
Noron, Inc. (Ohio)
Paul E. Smith Co., Inc. (Indiana)
Phoenix Electric Company (Delaware)
Ray and Claude Goodwin, Inc. (Florida)
Reliable Mechanical, Inc. (Delaware)
Romanoff Electric Corp. (Delaware)
Sibley Services, Incorporated (Tennessee)
Southeast Mechanical Service, Inc. (Florida)
Sterling Air Conditioning, Inc. (Texas)
Sun Plumbing, Inc. (Florida)
Team Mechanical, Inc. (Utah)
United Acquisition Corp. (Iowa) (dba United Service Alliance)
Valley Wide Plumbing and Heating, Inc. (Colorado)
Van's Comfortemp Air Conditioning, Inc. (Florida)
Vantage Mechanical Contractors, Inc. (Maryland)
Wade's Heating and Cooling, Inc. (Florida)
Wiegold & Sons, Inc. (Florida)
Willis Refrigeration, Air Conditioning & Heating, Inc. (Ohio)
Yale Incorporated (Minnesota)



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